SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-C-TEC CORP-COMMON


GABELLI FUNDS, INC.

          THE GABELLI SMALL CAP GROWTH FUND
                    1/08/96           19,000-           30.8936


          THE GABELLI ASSET FUND
                    1/08/96           19,000-           30.8936


GAMCO INVESTORS, INC.
                    1/05/96           89,000-           31.0499
                    1/04/96            2,000-             *DO
                    1/04/96           64,500-           30.8966




PREFERRED CONVERTIBLE STOCK-C-TEC CORP CL B


GABELLI FUNDS, INC.

          THE GABELLI TELECOMMUNICATIONS FUND
                    1/04/96            5,000-           30.8100


GAMCO INVESTORS, INC.
                    1/04/96            6,700-           30.8750





(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.


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